Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 3, 2025, relating to the consolidated financial statements of Critical Metals Corp. appearing in Amendment No. 1 to the Annual Report on Form 20-F/A of Critical Metals Corp. for the year ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Houston, Texas

May 21, 2026